UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2021

Macondray Capital Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40572	98-1593063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2995 Woodside Road, Suite 250 Woodside, California	94062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 995-7205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-third of one redeemable warrant	DRAYU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	DRAY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, par value $0.0001 per share, at an exercise price of $11.50 per share	DRAYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure with respect to the sale of an additional 750,000 warrants in the Over-Allotment Private Placement (as defined below) under Section 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

As previously disclosed on a Current Report on Form 8-K dated July 6, 2021, Macondray Capital Acquisition Corp. I (the “Company”) consummated its initial public offering (“IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A ordinary shares”), and one-third of one redeemable warrant of the Company. Each whole warrant is exercisable to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Only whole warrants are exercisable. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000 (before underwriting discounts and commissions and offering expenses). The Company granted the underwriter in the IPO a 45-day option to purchase an additional 3,750,000 Units (the “Over-Allotment Units”) to cover over-allotments (the “Option”), if any.

Simultaneously with the closing of the IPO, pursuant to (i) the Private Placement Warrants Purchase Agreement between the Company and Macondray, LLC (the “Sponsor”), dated June 30, 2021, and (ii) the Amended and Restated Subscription Agreements by and among the Company, the Sponsor and certain funds and accounts managed by subsidiaries of BlackRock, Inc (the “Anchor Investor”), dated June 17, 2021, the Company completed the private sale of 4,666,667 warrants to the Sponsor and 2,000,000 warrants to the Anchor Investor, respectively (the “IPO Private Placement”), at a purchase price of $1.50 per warrant, generating gross proceeds to the Company of $10,000,000.

Subsequently, on August 5, 2021, the underwriter fully exercised the Option, and the closing of the issuance and sale of the Over-Allotment Units occurred on August 10, 2021. The issuance by the Company of the Over-Allotment Units at a price of $10.00 per Over-Allotment Unit resulted in total gross proceeds of $37,500,000. On August 10, 2021, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 525,000 warrants to the Sponsor and 225,000 warrants to the Anchor Investor (the “Over-Allotment Private Placement” and, together with the IPO Private Placement, the “Private Placements”), at a purchase price of $1.50 per warrant, generating gross proceeds of $1,125,000. The warrants issued in the Over-Allotment Private Placement were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

A total of $290,375,000, comprised of $281,750,000 of the proceeds from the IPO (which amount includes $10,062,500 of the underwriter’s deferred discount payable to the underwriter solely in the event that the Company completes an initial business combination, subject to the terms of the Underwriting Agreement, dated June 30, 2021, by and between the Company and B. Riley Securities, Inc., as underwriter) and $8,625,000 of the proceeds from the Private Placements, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021	MACONDRAY CAPITAL ACQUISITION CORP. I

	By:	/s/ R. Grady Burnett
Name: R. Grady Burnett
Title: Co-Chief Executive Officer